SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 25th day of September 2000 by and among HORIZON PCS, INC., a Delaware corporation (the "COMPANY") and APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership, APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands exempted limited partnership, and their affiliated assignees (collectively, the "APOLLO PURCHASERS") and certain other persons and entities whose names are set forth on the signature pages hereof (the Apollo Purchasers, such other persons and entities and any partnership or other entity to which any of the foregoing assigns any of its interests hereunder, consistent with the provisions hereof are collectively, the "PURCHASERS" and individually, a "PURCHASER"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 of this Agreement.

                               W I T N E S S E T H

     WHEREAS, the Company desires to issue and to sell to the Purchasers, Units ("Units") consisting of shares of Series A Convertible Preferred Stock of the Company, par value $0.0001 per share (the "SERIES A PREFERRED STOCK"), and shares of Series A-1 Convertible Preferred Stock, par value $0.0001 per share (the "SERIES A-1 PREFERRED STOCK"); and

     WHEREAS, the Purchasers, severally, desire to purchase shares of the Company's Units on the terms and conditions of set forth in this Agreement.

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

     1. Sale and Purchase of the Preferred Stock. Subject to the terms and subject to the conditions of this Agreement, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing, on the Closing Date (as hereinafter defined), Units consisting in the aggregate of (i) 9,226,190 shares of Series A Preferred Stock for an aggregate purchase price of Fifty Four Million Two Hundred Fifty Thousand Dollars ($54,250,000.00) and (ii) 14,250,493 shares of Series A-1 Preferred Stock for an aggregate purchase price of Seventy Two Million Two Hundred Fifty Thousand Dollars ($72,250,000.00) for an aggregate purchase price of One Hundred Twenty Six Million Five Hundred Thousand Dollars ($126,500,000.00) (the "PURCHASE PRICE"). Each Purchaser shall pay its respective portion of the Purchase Price and shall receive such number of Units as set forth in Schedule 1 hereto.

     2. Closing. The closing of the sale to, and purchase by, the Purchasers of the Units referred to in Section 1 hereof (the "Closing") shall occur at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, at 9:00 a.m., New York time, on the second business day after the satisfaction or waiver of all of the conditions to the Closing set forth in Section 5 hereof or such other location, date and time as agreed upon by the Purchasers and the Company (the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser certificates evidencing the Units (in such denominations as shall be specified in writing by each Purchaser), each of which shall be registered in each Purchaser's name, against delivery to the Company by each Purchaser of the Purchase Price payable by (i) wire transfer, in immediately available funds to an account that the Company shall designate in writing to the Purchaser at least two business days prior to the Closing Date, (ii) certified or cashier's check payable to the order of the Company or (iii) such other form of payment as may be acceptable to the Company. In addition, the parties shall execute and deliver the documents referred to in
Section 5 hereof. The Series A Preferred Stock and the Series A-1 Preferred Stock will not be separately transferable until October 26, 2000.

     3. Representations and Warranties of the Purchasers.

     Each Purchaser severally, and not jointly, represents and warrants to the Company as follows:

          3.1 Organization. It (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualifications or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined herein) on it and (c) has all partnership power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

          3.2 Authorization; Enforcement. It has the requisite corporate or partnership power and has taken all necessary corporate or partnership action required for the due authorization, execution, delivery and performance by it of this Agreement, each of the Transaction Documents and other documents and instruments referred to herein and to consummate the transactions contemplated hereby (including, without limitation, the purchase of the Units). The execution, delivery and performance by it of each of this Agreement, each of the other Transaction Documents and consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of it. Each of this Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by it and constitute a valid and binding obligation of it, enforceable against it in accordance with its respective terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) is subject to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

          3.3 Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and state blue sky laws, neither the execution, delivery or performance of this Agreement, each of the other Transaction Documents to which it is a party, nor the consummation by it of the obligations and transactions contemplated hereby or thereby requires any consent of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.

          3.4 Investment Representations and Warranties.

               (a) The Units being purchased by it hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

               (b) It is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, and a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act ("QIB").

               (c) It (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Units and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify, any information furnished to it or to which it had access and (C) can bear the economic risk of such investment in the Preferred Stock, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Preferred Stock and to protect its own interests in connection with such investment.

               (d) It has no need for liquidity in its investment in the Units and is able to bear the economic risk of its investment in the Units and the complete loss of all of such investment.

               (e) It understands that the transferability of the shares of Preferred Stock is restricted, and that such restrictions will be reflected in an appropriate legend on the instruments representing the shares of Preferred Stock.

               (f) It recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the purchase of the shares of Preferred Stock. It further acknowledges and understands that no federal or state agency has made any recommendation or endorsement of the Preferred Stock or any finding or determination as to the fairness of the investment therein.

               (g) All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of such Purchaser in such manner as to give rise to any valid claim for any brokerage or finder's commission, fee, or similar compensation.

     4. Representations and Warranties by the Company. The Company (which term as used in this Section 4 shall, unless the context otherwise requires, be deemed to include any Subsidiary of the Company represents and warrants to each Purchaser as follows:

          4.1 Capitalization. (a) At the Closing, the authorized capital stock of the Company shall consist of (i) 300,000,000 shares of class A common stock, par value $0.0001 per share, (ii) 75,000,000 shares of class B common stock, par value $0.0001 per share (collectively, the "Common Stock"), (iii) 69,000,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share,
(iv) 106,000,000 shares of Series A-1 Convertible Preferred Stock, par value $0.0001 per share, and (v) 10,000,000 shares of preferred stock, par value $0.0001 per share, which are undesignated as to series. The Company has no other class of capital stock authorized, issued or outstanding. The capitalization of the Company as of the date hereof, including, without limitation, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of capital stock is set forth on Schedule 4.1(a).

               (b) Except as set forth on Schedule 4.1(b), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder), and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 4.1(b) also includes a complete and accurate list of all outstanding options, warrants or other rights to acquire shares of the Company's stock. Except as set forth on Schedule 4.1(b), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Units in accordance with the terms of this Agreement, the Restated Certificate of Incorporation or any of the other Transaction Documents. Except as disclosed on Schedule 4.1(b) and other than this Agreement and the Investors' Rights and Voting Agreement, the Company is not a party to any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company. To the best of the Company's knowledge, no stockholder of the Company has any agreement obligating such stockholder to transfer shares of the Company.

               (c) The Company has furnished to the Purchaser true and correct copies of the Company's and each Subsidiary's articles or certificate of incorporation or other governing document (the "Certificates of Incorporation") as in effect on the date hereof, and the Company's and each Subsidiary's bylaws or other governing document (the "Bylaws") as in effect on the date hereof.

          4.2 Issuance; Authorization.

               (a) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Units to be purchased hereunder have been duly authorized by all requisite action of the Company, and when issued, sold and delivered in accordance with this Agreement, such Units will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof and will not be subject to any lien, claim, judgment, charge, mortgage, security interest, pledge, other encumbrance or preemptive or any other similar right of the shareholders of the Company or others (collectively, "Encumbrances")

               (b) The issuance, sale, and delivery of the shares of Common Stock to be delivered upon conversion of the Preferred Stock in accordance with the terms of the Company's Restated Certificate of Incorporation (the "Conversion Shares") have been duly authorized by all requisite action of the Company, and when issued upon conversion of the Preferred Stock in accordance with the Restated Certificate of Incorporation, the Conversion Shares will be validly issued and outstanding, fully paid, and non-assessable with no personal liability attaching to the ownership thereof and not subject to any Encumbrance or preemptive or any other similar rights of the shareholders of the Company or others. Other than the shares of Preferred Stock to be purchased hereunder, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company.

               (c) The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, each of the other Transaction Documents and the other documents and instruments referred to herein and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the Units). The execution, delivery and performance by the Company of each of this Agreement and each of the other Transaction Documents, the execution and filing of the Restated Certificate of Incorporation, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Company has taken all actions under its Restated Certificate of Incorporation and its Bylaws as may be necessary or advisable to provide the Purchaser with the rights hereby contemplated.

               (d) Each of this Agreement and each of the other Transaction Documents have been duly and validly executed and delivered, and the Restated Certificate of Incorporation has been duly filed, by the Company and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(b) is subject to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

          4.3 Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction, as listed on Schedule 4.3, where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined herein) on the Company or any Subsidiary, (c) has its principal place of business and chief executive office at 68 East Main Street, Chillicothe, Ohio 45601 and (d) has all corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

          4.4 Subsidiaries. (a) Schedule 4.4(a) lists the name of each Subsidiary in which the Company has a direct or indirect equity interest and sets forth the number and class of the authorized capital stock or the ownership interests of each and the number of shares of each which are issued and outstanding. The Company owns the equity interest in each Subsidiary set forth on Schedule 4.4(a), in each case free and clear of any Encumbrances. Each Subsidiary is (i) duly organized, validly existing and in good standing under the laws of its state of organization; (ii) duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction, as listed on Schedule 4.4(a), where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

               (b) There are (i) no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of the Subsidiaries (whether from the Company, the Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of the Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of any Subsidiary, nor are any such issuances or arrangements contemplated, and (iii) no obligations (contingent or otherwise) of any Subsidiary to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 4.4(b) also includes complete and accurate copies of all stock option or stock purchase plans of any Subsidiary, including, without limitation, a list of all outstanding options, warrants or other rights to acquire shares of any Subsidiary's stock and a description of the material terms of such outstanding options, warrants or other rights. Schedule 4.4(c) lists all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Subsidiaries.

          4.5 Financial Statements. (a) Attached hereto as Schedule 4.5(a) are copies of (i) audited consolidated balance sheets of the Company as of December 31, 1999 and 1998; (ii) audited consolidated statements of income of the Company for the years ended December 31, 1999, 1998 and 1997; (iii) audited consolidated statements of changes in stockholder's equity of the Company for the years ended December 31, 1999, 1998 and 1997; (iv) audited consolidated statements of cash flows of the Company for the years ended December 31, 1999, 1998 and 1997; (v) the unaudited balance sheet of the Company as of June 30, 2000 (the "Balance Sheet"), (vi) the unaudited statement of income and changes in stockholders' equity of the Company for the six month period ended June 30, 2000, (vii) the unaudited statement of cash flows of the Company for the six month period ended June 30, 2000 (collectively, the "Financial Statements").

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

               (b) Attached hereto as Schedule 4.5(b) is a schedule setting forth (i) the number of subscribers of the Company as of August 31, 2000; (ii) the ARPU of the Company (including roaming and excluding roaming) for the year ended December 31, 1999 and the six months ended June 30, 2000; (iii) the Company's customer turnover, or churn rate, for the year ended December 31, 1999 and the six months ended June 30, 2000; (iv) the Company's POPs and the number of Persons able to receive service under the Company's network, each as of August 31, 2000; (v) management's good faith estimate of the POPs able to receive service under the Company's network at September 30, 2000; and (vi) the amount of licensed spectrum held by the Company in each of its markets as of August 31, 2000.

               (c) Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by the Company and presents fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP to provide assurance that:
(a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements materially in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (d) The financial projections delivered by the Company to the Purchasers represent the good faith opinions of the Company as to the projected results contained therein.

          4.6 Absence of Certain Changes. Except as set forth on Schedule 4.6, since the date of the Balance Sheet, neither the Company nor any of the Subsidiaries has suffered any change or development in its business, financial condition, or results of operations which has had a Material Adverse Effect. Except as set forth on Schedule 4.6 since the date of the Balance Sheet, the Company and the Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, mortgaged, pledged, transferred or otherwise disposed of any material assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any material contract or lease to which the Company or the Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which has had a Material Adverse Effect, (d) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (e) incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances) on its assets, (g) increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of the Subsidiaries for or with any such officers or employees, in each case outside of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) made or obligated itself to make any capital expenditures, capital additions or betterments outside the ordinary course of business, (j) entered into any contract or other agreement requiring the Company or a Subsidiary to make payments other than in the ordinary course of business, (k) declared, set a record date, set aside, authorized the payment of, or paid any dividends or other distribution, whether in cash or property, on account of, or repurchased any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company, (l) suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company, which has had a Material Adverse Effect on the Company, (m) paid to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate, other than as set forth in the Offering Memorandum relating to the Senior Notes Offering dated September 19, 2000 (the "Offering Memorandum"), (n) disclosed to any Person any material trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements or (o) entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

          4.7 Assets and Property.

               (a) The Company and each Subsidiary has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all Encumbrances. With respect to the personal property and assets that the Company and its Subsidiaries leases, the Company and its Subsidiaries are in compliance with such leases and the Company and its Subsidiaries hold a valid leasehold interest free and clear of any Encumbrances. All material facilities, machinery, equipment, fixtures, vehicles and other assets owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's business and conform in all material respects with all applicable laws.

               (b) Except as set forth on Schedule 4.7(b), neither the Company nor any Subsidiary owns any real property.

               (c) Schedule 4.7(c) sets forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries (each a "Real Property Lease," and collectively, the "Real Property Leases") as lessee or lessor. The term "Real Property Lease" does not include leases, licenses or other rights to use or occupy cell sites. The Company and its Subsidiaries have good, legal and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Encumbrances (except for Encumbrances for current taxes not yet due or payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its Subsidiaries, including, without limitation, the ability of the Company and its Subsidiaries to secure financing using such properties and assets as collateral). The Company has no reason to believe that such title would not be insurable subject to customary exceptions.

               (d) Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company and its Subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the material Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

               (e) To the Company's knowledge, no previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company or its Subsidiaries by a third party, all necessary consents to such assignments or subleases have been obtained.

          4.8 No Undisclosed Liabilities. Neither the Company or any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) not disclosed in the Balance Sheet which are of the type required to be reflected as liabilities on a balance sheet or in the notes to the Financial Statements in accordance with GAAP, except liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice.

          4.9 Litigation. There is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, self-regulatory organization or body, pending or, to the best knowledge of the Company or any Subsidiary, threatened against or affecting (a) the Company, any Subsidiary, or their respective directors or officers in their capacities as such, (b) the Company's or any Subsidiary's properties or assets or (c) the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Company in connection with such agreements or the consummation of the transactions contemplated hereby or thereby which if decided adversely to the Company or such person would have a Material Adverse
Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect.

          4.10 Compliance with Laws; Permits. The Company and each Subsidiary has complied, in all material respects, with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. The Company and each Subsidiary has all necessary permits, licenses and other authorizations (including, without limitation, all required FCC authorizations) required to conduct its business as conducted and as proposed to be conducted and the Company and each Subsidiary has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where the failure to do so would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notification from any agency (including, without limitation, the FCC) or department of any federal, state, foreign, or local government (a) asserting a violation of any law applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, in each case which has not heretofore been remedied or resolved or which would not have a Material Adverse Effect.

               4.11 Taxes. Except as set forth on Schedule 4.11, the Company (which term as used in this Section 4.11 shall be deemed to include any Subsidiary of the Company and each company with which the Company has joined in filing any consolidated tax return (or similar return) whereby the Company may be jointly or severally liable for Tax (e.g. under Treasury Regulation ss. 1.1502-6) including but not limited to Horizon Telcom, Inc., The Chillicothe Telephone Company, United Communications, Inc. and Horizon Services, Inc. (collectively the "Consolidated Affiliates") has made or duly filed all federal and all Tax Returns required to be filed with respect to the Company in a timely manner (taking into account all extensions of due dates). The Company has paid all Taxes and other governmental assessments and charges, shown or determined to be due on such Tax Returns, including amounts the Company is obligated to withhold from amounts owing to any employee, creditor or third party, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns or declarations apply. As of the date hereof, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim and there are no pending or, to the knowledge of the Company officers, threatened in writing, audits, examinations, investigations, deficiencies, or other proceedings in respect of Taxes or Tax matters relating to the Company. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any Taxes. As of the date hereof, there are no liens for Taxes upon the assets of the Company, except for liens for Taxes not yet due and payable or liens for Taxes being contested in good faith by appropriate proceedings.

          4.12 Consents. Except as set forth on Schedule 4.12, neither the execution, delivery or performance of this Agreement, any of the other Transaction Documents or the Restated Certificate of Incorporation by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the shares of Preferred Stock) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than the approvals or filings required under the HSR Act or under relevant state blue sky laws.

          4.13 No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the execution and filing of the Restated Certificate of Incorporation and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock and the Conversion Shares) will not (a) result in a violation of the Certificates of Incorporation or Bylaws of the Company or any Subsidiary, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party,
(c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets. Neither the Company nor any Subsidiary is in violation of its respective Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party which, if violated, would have a Material Adverse Effect.

          4.14 Intellectual Property. The Company and each of its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Company nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

          4.15 Foreign Corrupt Practices Act. Neither the Company, any Subsidiary, nor any director, officer, Agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the regulations thereunder.

          4.16 Material Contracts. (a) Each material contract including, without limitation, the Sprint Agreements and the Alliances Agreement, of the Company or Subsidiary is identified on Schedule 4.16. Each such contract is the legal, valid and binding obligation of the Company or its Subsidiary, enforceable against the Company or such Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding at law or in equity. Except as set forth on Schedule 4.16, there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or a Subsidiary under any such contract or, to the best knowledge of the Company, by any other Person to any such contract that would result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any material contract intends to cancel, terminate, not renew or exercise an option under any material contract, whether in connection with the transactions contemplated hereby or otherwise.

               (b) Each of the Sprint Agreements set forth in Schedule 4.16(b) hereto is the most recent Sprint Agreement among the parties to such Sprint
Agreement. The Company has made available to the Purchasers copies of all written notices among the parties to each Sprint Agreements through the date hereof. Except as set forth in Schedule 4.16(b), there has not occurred any amendment or modification to the body of any of such Sprint Agreements nor any material amendments or modifications to any of the schedules to such Sprint Agreement. Except as set forth in Schedule 4.16(b), neither the Company nor any Subsidiary been notified that any party to any of the Sprint Agreements intends to cancel, terminate, proposes to amend, not renew or exercise an option under any such Sprint Agreement, whether in connection with the transactions contemplated hereby or otherwise nor is the Company or any Subsidiary aware of any intention by Sprint PCS to effect any of the foregoing.

               (c) The Alliances Agreement set forth in Schedule 4.16(c) hereto is the most recent Alliances Agreement among the parties to such Alliances Agreement. The Company has made available to the Purchasers copies of all written notices among the parties to the Alliances Agreement through the date hereof. Except as set forth in Schedule 4.16(c), there has not occurred any amendment or modification to the body of such Alliances Agreement nor any material amendment to any of the schedules to such Alliances Agreement. Except as set forth in Schedule 4.16(c), neither the Company nor any Subsidiary has been notified that any party to the Alliances Agreement intends to cancel, terminate, proposes to amend, not renew or exercise an option under any such Alliances Agreement, whether in connection with the transactions contemplated hereby or otherwise nor is the Company or any Subsidiary aware of any intention of any party to the Alliances Agreement to effect any of the foregoing.

          4.17 Right of First Refusal; Stockholders' Agreement; Voting and Registration Rights. Except as set forth on Schedule 4.17 and except for the rights granted to the Purchasers under the Registration Rights Agreement and the Investors' Rights and Voting Agreement, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company's securities. The issuance of the shares of Preferred Stock is not subject to any of the rights set forth on Schedule 4.17, except as specifically set forth thereon. There are no provisions of the Certificates of Incorporation or the Bylaws, no agreements to which the Company is a party and no agreements by which the Company, any Subsidiary or, to the best knowledge of the Company, the Preferred Stock are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Preferred Stock in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Preferred Stock, (c) would adversely affect the Company's or the Purchaser's right or ability to consummate this Agreement and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other Person as a director of the Company.

          4.18 Previous Issuances Exempt. All shares of capital stock and other securities issued by the Company prior to the Closing Date have been issued in transactions exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing Date. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other Person in respect thereof, in such a manner as to require registration under the Securities Act, except such as have been registered. No holder of any of the Company's capital stock, other than the holders of the Preferred Stock, has any rescission or preemptive rights.

          4.19 Acknowledgment Regarding Preferred Stock. The Company's Board of Directors has determined in its good faith business judgment that the issuance of the Units and the Conversion Shares and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company's Board of Directors has approved the terms of this Agreement, the Restated Certificate of Incorporation and each of the other Transaction Documents and the transactions contemplated hereby and thereby.
Schedule 4.19 sets forth any adjustments, Encumbrances or rights that would be triggered by the issuance of the Units pursuant to agreements between the Company or any Subsidiary and any lender or holder of an equity interest or other securities of the Company or any Subsidiary.

          4.20 Insurance. (a) Each insurance policy, including directors' and officers' liability insurance, maintained by the Company is valid, enforceable, in full force and effect, and are of such types and amounts of insurance, with respect to the Company's business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by Persons engaged in the same or similar business as the Company and its Subsidiaries.

               (b) There is no pending claim under any of the Company's policies and, to the best knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim which would have a Material Adverse Effect.

               (c) The Company has not received: (i) any written notice or communication regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies; (ii) any written notice or communication regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies; or (iii) any written indication that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder, in each case which would have a Material Adverse Effect.

          4.21 Environmental Matters.

               (a) The properties of the Company and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Substances in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws, or (B) could give rise to liability under applicable Environmental Laws;

               (b) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

               (c) Neither the Company nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Company or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

               (d) Hazardous Substances have not been transported or disposed of from the properties of the Company or any of its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

               (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

               (f) There has been no release, or to the best of the Company's knowledge, the threat of release, of Hazardous Substances at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          4.22 Employee Relations. (a) The Company and its Subsidiaries have entered into individualized written employment agreements with the key executive officers or employees of the Company and its Subsidiaries listed on Schedule 4.22(a), true and complete copies of which have been delivered to Purchaser. To the best knowledge of the Company, no key employee of or key consultant to the Company or any Subsidiary is in violation of any material term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any Subsidiary. Except as set forth on Schedule 4.22(a), the Company and each Subsidiary has operated and administered all plans, programs and arrangements providing compensation and benefits to employees in accordance with their terms and with all applicable laws except for, with respect to applicable laws, either immaterial instances of noncompliance or instances of noncompliance of which the Company is unaware which may be reasonably cured without the incurrence by the Company or the Subsidiary of any material cost or liability. To the Company's best knowledge, no key employee has any plans to terminate his or her employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee.

               (b) The Company and its Subsidiaries are not delinquent in payments to any of their employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof. The

Company and it Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which the Company is unaware which may be reasonably cured without the incurrence by the Company or the Subsidiary of any material cost or liability. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral commitment or arrangement with any labor union, and, to the best knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or Agents of the Company or any Subsidiary. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary.

               (c) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on
Schedule 4.22 (c). No Employee Benefit Plan are or were collectively bargained for or has terms requiring assumption or any guarantee by the Purchaser.

               (d) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any Employee Benefit Plan. The Company has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable Governmental Authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

          4.23 Related Party Transactions. Except as set forth in the Offering Memorandum, no director, officer or Affiliate of the Company or any of the Subsidiaries (including, without limitation, spouses, children and relatives of any of the foregoing) is a party to any material transaction, arrangement or agreement with the Company or any Subsidiary providing for the furnishing of services by or to or rental of real or personal property from or to, or otherwise requiring payments to or by any such Person. No director or executive officer is the direct or indirect owner of a controlling interest in any business organization that is a competitor, a supplier or a customer of the Company or any Subsidiary.

          4.24 Acknowledgment Regarding the Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" and that, except for the representations and warranties and covenants of the Purchaser under this Agreement, any statement made by the Purchaser or any of its representatives or Agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the

Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

          4.25 Investment Company Act. Neither the Company nor any of its Subsidiaries is directly or indirectly controlled by or acting on behalf of, any Person that is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.26 Books and Records. The books of account, ledgers, order books, records and documents of the Company and each Subsidiary accurately and completely reflect all material information relating to the business of the Company and each Subsidiary, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and each Subsidiary.

          4.27 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is now, nor will it be immediately after the Closing, a "United States Real Property Holding Corporation" as defined in Section
897(c)(2) of the Code and Section 1.897-2(b) of the regulations promulgated thereunder ("USRPHC").

          4.28 Disclosure. (a) All information relating to or concerning the Company and the Subsidiaries set forth in this Agreement, including, without limitation, in the Schedules hereto, or provided to the Purchaser (including, without limitation, the Offering Memorandum) and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the
circumstances  under  which  they  were  made,  not  misleading.   No  event  or
circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed or which has not been disclosed to the Purchaser but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to an issuance of the Company's securities.

     5. Conditions of Parties' Obligations.

          5.1 Conditions of the Purchaser's Obligations. The obligations of each Purchaser under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchasers.

               (a) Representations and Warranties Correct. The representations and warranties of the Company under this Agreement shall be true, complete and correct on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

               (b) Compliance with Agreement. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

               (c) Approvals. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Entity and all material consents, waivers, approvals or authorizations of any other Person required for the valid execution of the Transaction Documents and the consummation transactions contemplated hereby.

               (d) No Injunction. No Governmental Entity or any other Person shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or by the other Transaction Documents, nor shall any such order be threatened or pending.

               (e) No Material Adverse Effect. No condition or event shall have occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

               (f) Certificate of Officers. The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer, certifying the satisfaction of the conditions specified in paragraphs (a), (b), (c), (d) and (e) of this
Section 5.1.

               (g) Opinion of the Company's Counsel. The Purchaser shall have received from Arnall, Golden & Gregory, LLP, counsel for the Company, a favorable opinion dated the Closing Date substantially in the form of Annex 5.1(g) hereto.

               (h) Restated Certificate of Incorporation. The Restated Certificate of Incorporation substantially in the form of Annex 5.1(h) hereto (the "Restated Certificate of Incorporation") shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Preferred Stock, the Restated Certificate of Incorporation shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

               (i) Supporting Documents. Each Purchaser shall have received the following:

                    (i) Copies of  resolutions  of the Board of Directors of the
               Company, certified by the Secretary of the Company, authorizing and approving the filing of the Restated Certificate of Incorporation, the execution, delivery and performance of this Agreement, the other Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

                    (ii) A certificate  of incumbency  executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and (B) further certifying that the certificate of incorporation and bylaws of the Company delivered to the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Restated Certificate of Incorporation; and

                    (iii) Such  additional  supporting  documentation  and other information with respect to the transactions contemplated by this Agreement as the Purchaser or its counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P. may reasonably request.

               (j) Composition of Board of Directors. On the Closing Date, the Company's Board of Directors shall be composed of seven persons comprising those five persons as set forth in the Offering Memorandum and the two designees of the Requisite Holders.

               (k) Closing Fee. The Apollo Purchasers or their designees shall have received from the Company a fee equal to one percent (1%) of the Purchase Price, which may be paid out of the Purchase Price.

               (l) Completion of the Senior Notes Offering and the Senior Facility. The Company shall have completed the Senior Notes Offering and the Senior Facility, each on terms and conditions satisfactory to Apollo.

               (m) Investors' Rights and Voting Agreement. The Company, the Purchasers and Horizon Telcom, Inc. shall have executed and delivered the Investors' Rights and Voting Agreement, substantially in the form of Annex 5.1(m) hereto.

               (n) Registration Rights Agreement. The Company and the Purchasers
shall  have   executed  and  delivered  the   Registration   Rights   Agreement,
substantially in the form of Annex 5.1(n) hereto.

               (o) Extinguishment of Payables and Receivables. Prior to the Closing Date, all payables due to Horizon Telcom and its Subsidiaries from the Company and all receivables due to the Company from Horizon Telcom and its Subsidiaries shall have been extinguished (or, if a net receivable remains after receivables are applied against payables, the Company shall be entitled to offset future payment obligations against such net receivable) and agreements shall have been put in place, on terms satisfactory to the Purchasers, under which future receivables or payables between the Company and Horizon Telcom and its Subsidiaries are on customary terms.

               (p) Amendments to Tax Sharing Agreement. The Company shall obtain and provide the Purchasers with copies of the amendments to the Tax Sharing Agreement with Horizon Telcom which shall provide that the Company shall be obligated to pay up to $11.5 million of (i) taxes payable on a dividend of the shares of Horizon Telcom from the Company, or (ii) taxes required to be paid due to the deconsolidation of the Company from Horizon Telcom.

               (q) Indemnification Agreement. The Company shall deliver to the Purchasers an executed indemnity agreement from Horizon Telcom in a form substantially acceptable to the Purchasers relating to the indemnification of the Purchasers by Horizon Telcom with respect to taxes payable in excess of $11.5 million (i) on the dividend of the shares of Horizon Telcom from Horizon Personal Communications, Inc. to the Company or on the dividend of shares of Horizon Telcom from the Company to its shareholders, or (ii) due to the deconsolidation of the Company from Horizon Telcom.

          5.2 Conditions of Company's Obligations. The Company's obligations under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company.

               (a) Representations and Warranties Correct. The representations and warranties of the Purchaser under this Agreement shall be true, correct and complete on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

               (b) Compliance with Agreement. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date and shall have obtained all governmental consents and approvals required for the consummation of the transactions contemplated thereby.

               (c) Certificate of the Purchaser. Each Purchaser shall have provided to the Company a certificate dated such Closing Date executed by a duly authorized officer thereof certifying a copy of the resolutions of the general partner approving this Agreement and each of the other Transaction Documents, the satisfaction of the conditions specified in paragraphs (a) and (b) of this
Section 5.2 and the names, titles and signatures of the Persons authorized to execute this Agreement and each of the other Transaction Documents to which the Purchaser is a party, and all other documents and instruments to be delivered pursuant hereto and thereto.

               (d) Payment of Purchase Price. The Company shall have received from the Purchasers the Purchase Price as set forth on Schedule 1 hereto.

          5.3 Conditions of Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on the Closing Date of all of the following conditions:

               (a) Absence of Litigation. The parties shall be satisfied as to the absence of litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement or by any of the other Transaction Documents.

               (b) HSR Act. The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     6. Covenants. The Company agrees that until the conversion of all of the outstanding shares of Preferred Stock (provided, however, that the provisions of Section 6.3, 6.4, 6.8, 6.10 and 6.12 below shall survive the consummation of such conversion), the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

          6.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises, licenses, trademarks, service marks, trade names, copyrights and other authority, in each case to the extent reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

          6.2 Maintain Insurance. Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such types and amounts of insurance, with respect to the Company's business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by Persons engaged in the same or similar business as the Company and its Subsidiaries.

          6.3 Information Rights.

               (a) Access to Records.

               The Company shall, and shall cause each Subsidiary to, afford to each Purchaser owning a minimum of 1,000,000 shares of Preferred Stock or Conversion Shares (as adjusted for stock splits, stock dividends or distributions, recapitalizations or similar events) (a "Section 6.3(a) Qualified Purchaser"), the Affiliates of a Section 6.3(a) Qualified Purchaser and each of their respective officers, employees, advisors, counsel and other authorized representatives (collectively with the Affiliates of the Section 6.3(a) Qualified Purchasers, the "Representatives"), during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and such Subsidiary and all officers and employees of the Company and such Subsidiary. Each Section 6.3(a) Qualified Purchaser shall be entitled to receive, upon request, any reports prepared by the Company. The Section 6.3(a) Qualified Purchasers and their Representatives shall maintain the confidentiality of any confidential and proprietary information regarding the Company and its Subsidiaries; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of the Section 6.3(a) Qualified Purchasers or any of their Representatives to disclose any such information concerning the Company and each Subsidiary which it may be required to disclose
(i) to its partners or limited partner to the extent required to satisfy its fiduciary obligations to such Persons, provided that the recipients of such information are informed of, and agree to be bound by, the confidentiality provisions hereof, or (ii) otherwise pursuant to or as required by law.

               (b) Financial Reports.

               The Company shall furnish each Purchaser owning a minimum of 500,000 shares of Preferred Stock or Conversion Shares (as adjusted for stock splits, stock dividends or distributions, recapitalizations or similar events) (a "Section 6.3(b) Qualified Purchaser" and together with the Section 6.3(a) Qualified Purchasers, the "Qualified Purchasers") with the following:

                    (i) Monthly  Reports.  As soon as  available,  but not later than 30 days after the end of each fiscal month, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget, all prepared in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes, and quarter-end and year-end adjustments) and all copies of monthly internal management reports setting forth detailed operating results of the Company for such month period and year to date.

                    (ii) Quarterly Reports. As soon as available,  but not later than 45 days after the end of each quarterly  accounting  period,
               (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

                    (iii) Annual Audit. As soon as available, but not later than
               90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 6.3(b)(iii).

                    (iv) Miscellaneous.  Promptly upon becoming available,  each of the following:

                         (1) copies of all financial statements,  reports, press
                    releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the SEC, any securities exchange or the NASD;

                         (2) copies of all notices sent by the Company to any of
                    its lenders or received by the Company from any of its lenders;

                         (3) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

                         (4) upon request, copies of all reports prepared for or
                    delivered   to  the   management   of  the  Company  or  its
                    Subsidiaries by its accountants; and

                         (5)  upon  request,   any  other  routinely   collected
                    financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

               (c) Other Investors. Without duplication of any document or information provided pursuant to this Section 6.3, the Company shall provide to the Purchasers simultaneously with any distribution of any document to the stockholders of the Company generally, any such document so distributed.

          6.4 Notice of Litigation Disputes and Adverse Changes. Promptly notify the Qualified Purchasers of (i) each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's best knowledge, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted), or (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to have a Material Adverse Effect.

          6.5 Conduct of Business. Conduct its business in accordance with all applicable provisions of federal, state, local and foreign law, except to either immaterial instances of noncompliance or instances of noncompliance which are or may be reasonably cured without the incurrence by the Company or any Subsidiary of any material cost or liability.

          6.6 Compliance with Certificate of Incorporation and Bylaws. Perform and observe all of its obligations to the holders of all of its securities set forth in the Company's Certificate of Incorporation and Bylaws.

          6.7  Internal  Accounting  Controls.  Maintain  a system  of  internal
accounting   controls   administered  in  accordance  with  generally   accepted
accounting principles.

          6.8 Indemnification of the Board of Directors. The Company shall reimburse all directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. The Company's Bylaws or charter shall at all times require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company. The Company shall maintain directors' and officers' liability insurance in an amount equal to at least $10,000,000.

          6.9 Use of Proceeds. The Company will use the proceeds from the sale of the Units substantially in the manner set forth in the Offering Memorandum.

          6.10 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares required for issuance upon the conversion of the Preferred Stock and otherwise complying with the terms of this Agreement. If at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of the Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of common stock upon conversion of the Preferred Stock.

          6.11 Advice of Changes; Filings. The Company shall confer with the Qualified Purchasers on a regular and frequent basis as reasonably requested by the Qualified Purchasers, orally and, if requested by a Qualified Purchaser, in writing, with regard to any change that has had a Material Adverse Effect. The Company shall promptly provide to the Qualified Purchasers (or their counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          6.12 Appraisal. The Company shall have obtained an appraisal of the Horizon Telcom shares owned by the Company, satisfactory to the Purchasers and, in the event that the Company is not able to obtain such appraisal by the Closing Date, the Company shall use the current appraisal prepared by Houlihan, Lokey Howard & Zukin previously provided to the Purchasers to calculate the Company's next estimated tax payment on a dividend of the shares of Horizon Telcom from the Company or taxes required to be paid due to the deconsolidation of the Company from Horizon Telcom. Prior to June 26, 2001, the Company shall not obtain another appraisal of the Horizon Telcom shares except with the consent of the Apollo Purchasers.

          6.13 Tax Treatment of the Preferred Stock. The Company agrees to treat the Series A Preferred Stock and the Series A-1 Preferred Stock (collectively referred to as the "Preferred Stock") as stock that participates in the corporate growth of the Company to a significant extent within the meaning of Treasury Regulation ss.1.305-5(a), and hence will not treat the Preferred Stock as "preferred stock" for purposes of Section 305 of the Code and the Treasury Regulations promulgated thereunder, unless required to treat it otherwise pursuant to a "determination" within the meaning of Section 1313(a) of the Code; provided that the Apollo Purchasers (x) have received prompt notice of any tax assessment, deficiency, audit or judicial proceeding that relates to the taxation of the Preferred Stock, (y) are given the opportunity to participate in all proceedings that affect the taxation of Preferred Stock, and (z) have consented to any closing or other agreement with or final disposition of a claim for refund by the IRS that affects the taxation of the Preferred Stock

     7. Negative Covenants.

          7.1 [Intentionally omitted]

          7.2 Protective Provisions. The Company agrees that until the conversion of all of the Preferred Stock, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Requisite
Holders:

               (a) enter into a transaction resulting in a Change of Control or Combination Transaction (each as defined in the Restated Certificate of Incorporation), other than an Affiliate Merger (as defined in the Restated Certificate of Incorporation) in which the portion of the consideration to be paid or received by either party which is not represented by common equity is less than 50% of the total consideration paid or received by either party and the transaction is on the following valuation terms: (i) if the Merger Affiliate is not a Listed Company, then the Company License Value Per POP can be no less than 95% of the Merger Affiliate License Value Per POP; and (ii) if the Merger Affiliate is a Listed Company, then (x) the Company License Value Per POP can be no less than 85% of the Merger Affiliate License Value Per POP, provided that if the Company License Value per POP is less than 95% of the Merger Affiliate License Value Per POP, then the Company License Value Per POP can be no less than $82.00 and (y) the consideration to be received by the Company per share of Common Stock in the Combination Transaction shall be no less than the Conversion Price of the Series A Preferred Stock as then in effect multiplied by 1.75.

               (b) directly or indirectly declare or pay any dividend or make any other distribution in respect thereof, or directly or indirectly redeem, repurchase or otherwise acquire or retire for value any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect parent of the Company or any of its Subsidiaries , whether in cash or property or in obligations of the Company or any Subsidiary; provided, however, that: (i) the Company may declare or pay any dividend on, distribution upon or redemption of the Preferred Stock, in accordance with their terms and the provisions of this Agreement; (ii) the Company may repurchase option stock pursuant to rights of first refusal, up to $3,000,000 per year; (iii) the Subsidiaries may declare and pay dividends and other distributions to the Company; and (iv) the Subsidiaries may declare and pay a dividend of the Horizon Telcom stock held by them to the Company, and the Company may declare and pay a dividend of the Horizon Telcom stock received by it to its shareholders;

               (c) engage in any business other than a Permitted Business (as such term is defined in the Indenture relating to the Senior Notes Offering);

               (d) except as otherwise permitted in Section 7.2(a) hereof, acquire or dispose of any business or assets in a single transaction or a series of related transactions (including investments in third parties) with an aggregate value in such transaction or series of related transactions in excess of $5,000,000 (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration); provided however, that such restrictions shall not apply to (i) amendments to the Sprint Agreements that are made to increase the POPs of the Company and to acquisitions of assets from Sprint PCS in connection with such amendments;

               (e) adopt any new employee stock option plan or stock incentive plan, or materially alter any of the Company's equity incentive plan for executive officers or key employees;

               (f) issue any equity or equity-linked securities other than (i) in a Public Offering; (ii) the warrants issued pursuant to the Senior Notes Offering; and the common stock issuable upon exercise of such warrants; (iii) the issuance of Additional Securities; (iv) options, or securities issued pursuant to the exercise of options or warrants currently outstanding or hereafter granted pursuant to the Company's existing stock option plans or future stock option plans or stock incentive plans approved by the Board of Directors, provided that the Company's entitlement to issue options under its option plans under this exception shall be limited to grants of options at a strike price of at least 90% of the market price if the Company is then a Listed Company, and if the Company is not a Listed Company at the time of grant, then at least the Series A Conversion Price as in effect at the date of grant for (A) no more than 200,000 shares of common stock between the Closing Date and April 30, 2001; (B) no more than 800,000 shares of common stock between May 1, 2001 and December 31, 2001; and (C) during subsequent years, grants of options for up to 750,000 shares of common stock; (v) shares issuable to First Union pursuant to the First Union Conversion; (vi) securities issued in connection with the acquisition of another entity by the Company by merger provided that such merger has either been approved by the Requisite Holders or such approval is not required pursuant to Section 7.2 hereof; (vii) securities issued in connection with any stock split, stock dividend, recapitalization or reorganization by the Company; and (viii) the issuance of warrants, and common stock issuable upon the exercise thereof, to Sprint Spectrum, L.P. pursuant to contractual obligations entered into prior to the date hereof.

               (g) increase the size of the Board of Directors (provided, however, that this covenant shall only be applicable for so long as the provisions of Section 4.1(a) of the Investors' Rights and Voting Agreement require the parties thereto to vote to elect two (2) directors nominated by the Purchasers to serve on the Board of Directors of the Company);

               (h) incur any indebtedness for borrowed money other than debt permitted pursuant to the Senior Facility on the date hereof (including the Additional Term Loan);

               (i)  terminate  the Chief  Executive  Officer or Chief  Financial
Officer of the Company (subject to the Board of Directors' fiduciary obligations), or hire an individual to serve as the Company's Chief Executive Officer, President, Chief Operating Officer, or Chief Financial Officer;

               (j)   commence   a   proceeding   for   bankruptcy,   insolvency,
receivership or similar action;

               (k) make Capital Expenditures in excess of the amounts permitted pursuant to the Senior Facility on the date hereof or amounts necessary to fund construction of network infrastructure in territory currently covered by the Alliances Agreement;

               (l) make any payment to Horizon Services, Inc. pursuant to the Horizon Services Agreement in any amount in excess of $6,700,000 per annum;

               (m) agree to, or permit any Subsidiary to agree to, any provision in any agreement that would impose any restriction on the ability of the Company to honor the exercise of any rights of the holders of the Preferred Stock, except that the terms of the Senior Notes Offering and the Senior Facility restrict the redemption of Equity Interests in the Company;

               (n) enter into any transaction other than those transactions described in the Offering Memorandum, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (i) in the ordinary course of business of the Company and its Subsidiaries, and (ii) upon fair and reasonable terms no less favorable to the Company and its Subsidiaries than they would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, that if the value of any such transaction is greater than: (x) $5,000,000, such transaction shall require the approval of a majority of the disinterested members of the Board of Directors and (y) $25,000,000, such transaction shall require the Company to obtain a fairness opinion from an independent investment banker reasonably acceptable to the Requisite Holders; or

               (o) agree or otherwise commit to take any of the actions set forth above.

          7.3 Additional Covenants. The Company agrees that until such time as the Shares of Preferred Stock and Conversion Shares held by the Purchasers represent less than five percent (5%) of the Company's Common Stock, calculated on an "as converted" basis and calculated taking into account (A) shares issuable under currently outstanding options, (B) shares issuable upon the exercise of warrants issued to Sprint Spectrum L.P. pursuant to contractual obligations entered into prior to the date hereof, (C) shares issuable to First Union Investors, Inc., pursuant to the First Union Conversion and (D) shares issuable upon exercise of warrants to be issued in connection with the Senior Notes Offering, the Company shall not do any of the following without the prior written consent of the Requisite Holders:

               (a) amend or otherwise modify any provision of the Certificate of Incorporation or the Bylaws of the Company that would result in any change to the rights of the holders of the Class B Common Stock, including the conversion rights of such holders of Class B Common Stock;

               (b) issue additional shares of Class B Common Stock, other than pursuant to the exercise of options outstanding as of the date hereof; or

               (c) agree or otherwise commit to take any of the actions set forth above.

          7.4 Owned License. The Company agrees that, from the date hereof until December 31, 2000, it shall not use its 15MHz C-Block Broadband PCS license for the Chillicothe, Ohio BTA to provide telecom services.

     8. Transfer Restrictions.

          8.1 Private Placement. Each Purchaser understands and agrees that the Units to be purchased hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Purchaser acknowledges that it must bear the economic risk of the Units to be purchased hereunder for an indefinite period of time (subject, however, to the Company's obligation to redeem the Preferred Stock in accordance with the terms thereof, and to the Company's obligation to effect the registration of the registrable securities under the Securities Act in accordance with the Registration Rights Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Each Purchaser understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts. Furthermore, except as set forth in the Registration Rights Agreement, the Company has not agreed to make Rule 144 available for any resale of the Preferred Stock or the shares of common stock into which the Preferred Stock is convertible.

          8.2  Legend.   Each  Purchaser   agrees  with  the  Company  that  the
certificates evidencing the Units to be purchased hereunder will bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

          8.3 Removal of Legend. The legend endorsed on the certificates pursuant to Section 8.2 hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

     9. Repurchase Right. If the Company has not, within 90 days prior to the fifth anniversary of the Original Issuance Date (the "Anniversary Date"), consummated either: (i) a Public Offering where the aggregate gross proceeds to the Company are in excess of $50,000,000 (a "Repurchase Public Offering") or
(ii) a Combination Transaction with a Listed Company whose total common equity market capitalization immediately prior to the consummation of the Combination Transaction is at least $100,000,000, then the Company shall give the holders of the Preferred Stock prior written notice at least 90 days prior to the Anniversary Date (the "Repurchase Notice") and the Requisite Holders shall have 30 days from the date of such Repurchase Notice to give notice that they are exercising their right to request that the Company repurchase all their shares of Preferred Stock at Fair Market Value (the "Repurchase Right"). If the Company elects to exercise the Repurchase Right, it shall notify the holders of
Preferred  Stock  within  30 days  after  the  Anniversary  Date,  and  shall be obligated to effectuate the Repurchase Right within 90 days after the Anniversary Date. The Company will hire the Investment Bank (as contemplated below) and facilitate the calculation of Fair Market Value of the Preferred Stock by the Anniversary Date. If the Company declines to repurchase the shares of Preferred Stock subject to the Repurchase Right, then the Board of Directors of the Company shall be obligated within 30 days after the Anniversary Date to hire an Investment Bank reasonably acceptable to holders of a majority of the Preferred Stock to conduct an auction of the Company pursuant to customary procedures and under a customary time frame (which in no event shall be greater than 180 days) with the mandate to maximize shareholder value (an "Auction Process"). If the Company receives and accepts a bona fide offer from an independent third party, the holders of the Preferred Stock shall convert their Preferred Stock into Class A Common Stock immediately prior to the consummation of such sale. If the Company receives one or more bona fide offers for the sale of the Company, the Company may decline to accept such bona fide offer if the Board of Directors has concluded based on its fiduciary duties that not accepting such offer is in the best interests of the Company's stockholders, taken as a whole. If the Company declines to accept such an offer, then the dividend rate on the Preferred Stock shall be increased from 7.5% to 18.0% and at the beginning of each year following the Anniversary Date, the Company will be required to effect an Auction Process each year following the Anniversary Date until the Preferred Stock is repurchased or the Repurchase Right expires. If the Company receives a bona fide offer subject to the approval requirements of Section 7.2 hereof which is acceptable to it, and it does not receive approval of such offer by the Requisite Holders as required by Section 7.2 hereof, then the Repurchase Right shall terminate and be of no further force and effect. If the Company does not receive any bona fide offers for the sale of the Company after completion of its first Auction Process, the Company's obligations under the Repurchase Right shall be deemed to have been fulfilled and the Repurchase Right of the holders of the Preferred Stock shall expire.

     "Fair Market Value" for purposes of this Section 9 shall be determined as follows: each of the Company and the holders of a majority of the Preferred Stock shall select an Investment Bank, and the two Investment Banks selected shall select a third Investment Bank by the Original Anniversary Date or if the Repurchase Right is reinstated, within ten days following the reinstatement of the Repurchase Right. The three banks shall have 30 days to determine Fair Market Value of the outstanding shares of the Preferred Stock. The value to be used for Fair Market Value shall be the median fair market value determined by the three Investment Banks. The fees paid by the Company to the three Investment Banks shall be identical; provided, however, that the Investment Bank that provides the median fair market value shall be entitled to an additional payment of up to 30% of the fee paid to all three Investment Banks pursuant hereto.

     10. Preemptive Rights.

          10.1 Until such time as the Company completes a Public Offering where the aggregate gross proceeds to the Company are in excess of $30,000,000, Purchasers will have the right, in accordance with the provisions of this
Section 10, to purchase their portion of any future issuances by the Company of Equity Securities in such amounts so as to maintain their as-converted ownership in the Company on a pro-rata basis (their "Pro-Rata Share"); provided that the rights granted in this Section 10 shall not apply to: (i) the warrants issued pursuant to the Senior Notes Offering and the common stock issuable upon exercise of such warrants; (ii) the issuance of Additional Securities; (iii) the grant of options to directors or employees under the Company's existing or future stock option plan and the securities issued pursuant to the exercise of such options; (v) securities issued in connection with the acquisition of another entity by the Company by merger; (vi) securities issued in connection with any stock split, stock dividend, recapitalization or reorganization by the Company; or (vii) shares of Common Stock or options or warrants to purchase Common Stock or securities convertible into Common Stock issued to a vendor, lessor, lender or other business entity in connection with a lease, loan, strategic alliance, joint venture or other business transaction, the primary purpose of which is not the purchase of such Common Stock, options, warrants, or convertible securities, provided that such business transaction is approved by the Board of Directors.

               10.2 In the event that the Company proposes to issue Equity Securities, at least 30 days before such issuance, it shall give to each holder of shares of Preferred Stock written notice of its intention, describing in such notice the type of Equity Securities, the price, and the terms upon which the Company proposes to issue such Equity Securities (the "Offer Notice"). Each holder of shares of Preferred Stock shall have 20 days from the date of its receipt of any such Offer Notice to agree to purchase all or a apart of its Pro Rata Share of such Equity Securities for the price and upon the terms specified in the Offer Notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Any agreement by a holder of shares of Preferred Stock to purchase Equity Securities shall be binding on such holder of shares of Preferred Stock.

     11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

     Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with United States generally accepted accounting principles. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

     "ACCOUNTANT" shall have the meaning assigned it in Section 6.3(b) hereof.

     "ADDITIONAL SECURITIES" shall mean the shares of Preferred Stock that are issued to the holders of Preferred Stock in connection with the payment of dividends thereon.

     "ADDITIONAL TERM LOAN" shall have the meaning assigned it in the Senior Facility.

     "AFFILIATE" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "AFFILIATE MERGER" shall mean a Combination Transaction with another Sprint PCS Affiliate or with a parent who wholly owns such Sprint PCS Affiliate and has no other direct or indirect operations except as may be conducted by a Sprint PCS Affiliate, or a wholly-owned subsidiary of a Sprint PCS Affiliate formed or used for purposes of facilitating a Combination Transaction with the Company that would result in the addition of at least 7.0 million POPs to the Company or a Combination Transaction with an Approved Sprint Affiliate.

     "AGENT" of a Person shall mean any officer, director, employee, agent, partner stockholder or Affiliate of such Person.

     "AGREEMENT" shall mean this Agreement.

     "ALLIANCES AGREEMENT" shall mean the network services agreement between the Company on the one hand and West Virginia PCS Alliance and Virginia PCS Alliance on the other hand.

     "ALTERNATIVE TRANSACTION" shall have the meaning assigned it in Section 7.1 hereof.

     "ANNIVERSARY DATE" shall have the meaning assigned it in Section 9 hereof.

     "APOLLO" shall mean Apollo Management IV, L.P., a Delaware limited partnership or its affiliates.

     "APOLLO PURCHASERS" shall have the meaning assigned it in the introductory paragraph of this Agreement.

     "APPROVED SPRINT AFFILIATE" shall mean those Sprint PCS Affiliates (or a parent who wholly owns such Sprint PCS Affiliate and has no other direct or indirect operations except as may be conducted by a Sprint PCS Affiliate, or a wholly-owned subsidiary entity thereof formed or used for the purpose of facilitating a Combination Transaction with the Company) who have between 6 million and 7 million POPs as of the date of this Agreement and over 6 million POPs on the date of an Affiliate Merger. Notwithstanding the foregoing, US Unwired, Inc. shall be an "Approved Sprint Affiliate" for all purposes hereof, so long as US Unwired, Inc.'s business and corporate structure shall be substantially the same (other than the disposal of any non Sprint PCS Affiliate assets, or the acquisition of additional Sprint PCS Affiliate assets) as of the date of a Combination Transaction as it is as of the date of its report (on Form

10-Q) filed pursuant to the Securities Exchange Act of 1934 for the period ended June 30, 2000.

     "ARPU" shall mean the Company's "average revenue per unit" expressed as figure derived by measuring the Company's total monthly PCS subscriber revenue and dividing such figure by the average number of digital subscriber units for that month.

     "AUCTION PROCESS" shall have the meaning assigned it in Section 9 hereof.

     "BALANCE SHEET" shall have the meaning assigned it in Section 4.5(b) hereof.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     "BY LAWS" shall have the meaning assigned it in Section 4.1(c) hereof.

     "CAPITAL EXPENDITURES" shall mean all expenditures of the Company and its Subsidiaries which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations.

     "CAPITAL LEASE" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

     "CHANGE OF CONTROL" shall have the meaning set forth in the Restated Certificate of Incorporation.

     "CLOSING" shall have the meaning assigned it in Section 2 hereof.

     "CLOSING DATE" shall have the meaning assigned it in Section 2 hereof.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the "TREASURY REGULATIONS" promulgated thereunder.

     "COMBINATION TRANSACTION" shall have the meaning assigned it in the Restated Certificate of Incorporation.

     "COMMON STOCK" shall have the meaning assigned it in Section 4.1 hereof.

     "COMPANY LICENSE VALUE PER POP" shall mean the License Value Per POP for the Company in an Affiliate Merger, calculated on the closing date of the Affiliate Merger, based upon the consideration to be received or retained by the Company in the Affiliate Merger.

     "CONSOLIDATED  AFFILIATES"  shall have the  meaning  assigned it in Section
4.11 hereof.

     "CONVERSION PRICE" shall have the meaning assigned it in the Restated Certificate of Incorporation.

     "CONVERSION  SHARES"  shall have the  meaning  assigned  it in Section  4.2 hereof.

     "CUMULATIVE CASH INCOME (LOSSES)" of any Person shall mean, since the date of such Person's inception, the cumulative net income (losses) from continuing operations of such Person (excluding all non-recurring gains and losses) plus, to the extent deducted in calculating such net income (losses) from continuing operations, depreciation expense, amortization expense, non-cash interest expense, other non-cash expenses and income taxes, all as determined on a consolidated basis in accordance with GAAP; provided, that, to the extent such Person has acquired or disposed of any operating businesses, such calculation shall be made on a pro forma basis (including any adjustments that would be permitted by Regulation S-X).

     "CURRENT BUSINESS PLAN" shall mean the most recent business plan of the Company previously delivered to the Purchasers.

     "EMPLOYEE BENEFIT PLANS" shall have the meaning assigned it in Section 4.22 hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ENCUMBRANCES" shall have the meaning assigned it in Section 4.2 hereof.

     "ENVIRONMENTAL LAWS" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time be in effect during the term of this Agreement.

     "EQUITY INTERESTS" shall mean the interest of a stockholder in the Company represented by the Equity Securities held by such stockholder.

     "EQUITY SECURITY" shall mean any stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall have the meaning assigned it in Section 9 hereof.

     "FCC" shall mean the Federal Communications Commission.

     "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.5(a) hereof.

     "FIRST UNION" shall mean First Union Investors, Inc., a North Carolina corporation.

     "FIRST  UNION  CONVERSION"  shall have the  meaning  assigned it in Section
13.14 hereof.

     "FIRST UNION NOTE" shall mean the 13% Senior Subordinated Promissory Note dated February 15, 2000, as issued by Horizon Personal Communications, Inc. in favor of First Union Investors, Inc.

     "FIRST UNION REPRESENTATIVE" shall have the meaning assigned it in Section 13.14.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNMENTAL ENTITY" shall mean any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof; or any court, judicial, administrative or arbitral body or public or private tribunal.

     "HAZARDOUS SUBSTANCES" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, toxic, or a pollutant or a contaminant under or pursuant to any Environmental Law.

     "HORIZON SERVICES AGREEMENT" shall mean the Service Agreement by and between Horizon Services, Inc. and the Company as such agreement exists on the date hereof.

     "HORIZON TELCOM" shall mean Horizon Telcom, Inc., an Ohio corporation.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INVESTMENT BANK" shall mean a nationally recognized independent investment bank.

     "INVESTOR DIRECTORS" shall mean the directors designated and elected to the Board of Directors of the Company pursuant to the terms of Section 4 of the Investors' Rights and Voting Agreement.

     "INVESTORS' RIGHTS AND VOTING AGREEMENT" shall mean the investors rights and voting agreement to be entered into on the date hereof by and between the Company, the Purchasers and the shareholders of the Company.

     "LICENSE VALUE" of any Person shall mean (i) the aggregate market value of outstanding common stock of such Person (treating any shares issuable upon exercise of in-the-money options, warrants, convertible indebtedness, convertible preferred stock or other rights of conversion as outstanding), plus
(ii) the aggregate amount of all indebtedness and preferred stock (at liquidation value) of such Person, excluding any convertible indebtedness or preferred stock to the extent it is included in (i), minus (iii) the aggregate cash and cash equivalents of such Person (including any exercise proceeds to be received upon the exercise of in-the-money options, warrants or other rights of conversion assumed exercised in (i), minus (iv) the gross plant, property and equipment of such Person minus (v) the Cumulative Cash Income (Losses) of such Person; provided that for any Affiliate Merger completed after December 31, 2001, clause (iv) and (v) above will not be included in the calculation of License Value.

     "LICENSE VALUE PER POP" shall mean the License Value of such Person divided by the POPs of such Person.

     "LISTED COMPANY" shall mean a company whose common equity is listed on any of the New York Stock Exchange, The American Stock Exchange or The Nasdaq National Market.

     "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on (i) the shares of Preferred Stock, (ii) the ability of the Company to perform its obligations under this Agreement, the Restated Certificate of Incorporation or any of the other Transaction Documents or (iii) the condition (financial or otherwise) , prospects, properties, assets, liabilities, business or operations of the Company and its Subsidiaries, taken as a whole.

     "MERGER AFFILIATE" shall mean the Sprint PCS Affiliate which is a party to an Affiliate Merger with the Company.

     "MERGER AFFILIATE LICENSE VALUE PER POP" shall mean the License Value Per POP for the Merger Affiliate in an Affiliate Merger, calculated on the closing date of the Affiliate Merger, based upon the consideration received or retained by the Merger Affiliate in the Affiliate Merger.

     "NASD" shall mean the National Association of Securities Dealers.

     "OFFER NOTICE" shall have the meaning assigned it in Section 10.2 hereof.

     "OFFERING MEMORANDUM" shall mean the Offering Memorandum relating, and prepared in connection with, the Senior Notes Offering.

     "PERMITTED ACQUISITION" shall mean any acquisition by the Company or any Subsidiary for which approval is not required pursuant to Section 7.2(d) hereof, or for which the consent or approval of the Requisite Holders has been given.

     "PERSON" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

     "PIK NOTES" shall mean notes (if any) issued to First Union Investors, Inc. pursuant to the terms of the First Union Note and related documentation.

     "POPS" shall mean the total population to which such Person has the exclusive right to market Sprint PCS products and services as estimated pursuant to the Rand McNally Commercial Atlas and Marketing Guide 2000 edition.

     "PREFERRED STOCK" shall mean the Series A Preferred Stock and the Series A-1 Preferred Stock.

     "PRO-RATA SHARE" shall have the meaning assigned it in Section 10.1 hereof.

     "PUBLIC OFFERING" shall mean an underwritten initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, as then in effect (or any comparable statement under any similar federal statute then in force or effect).

     "PURCHASE PRICE" shall have the meaning assigned it in Section 1 hereof.

     "PURCHASER" shall have the meaning assigned it in the introductory paragraph of this Agreement.

     "QUALIFIED IPO" means an underwritten initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, as then in effect (or any comparable statement under any similar federal statute then in force or effect), which raises gross proceeds to the Company of at least $65 million.

     "QUALIFIED PURCHASER" shall have the meaning assigned it in Section 6.3(b) hereof.

     "REAL PROPERTY Leases" shall have the meaning assigned it in Section 4.7(c) hereof.

     "REGISTRATION   RIGHTS  AGREEMENT"  shall  mean  the  registration   rights
agreement to be entered into on the date hereof by and between the Company and the Purchasers.

     "REPRESENTATIVES" shall have the meaning assigned it in Section 6.3(a) hereof.

     "REPURCHASE NOTICE" shall have the meaning assigned it in Section 9 hereof.

     "REPURCHASE PUBLIC Offering" shall have the meaning assigned it in Section 9 hereof.

     "REPURCHASE RIGHT" shall have the meaning assigned it in Section 9 hereof.

     "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "REQUISITE HOLDERS" shall mean holders of a majority of the Series A Preferred Stock, Series A-1 Preferred Stock, and Conversion Shares currently outstanding.

     "RESTATED CERTIFICATE OF INCORPORATION" shall mean the Amended and Restated Certificate of Incorporation of the Company described in Section 5.1(h) hereof.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECTION 6.3(A) QUALIFIED  PURCHASER" shall have the meaning assigned it in
Section 6.3(a) hereof.

     "SECTION 6.3(B) QUALIFIED  PURCHASER" shall have the meaning assigned it in
Section 6.3(b) hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SENIOR FACILITY" shall mean the Credit Agreement dated as of September 26, 2000 by and among Horizon Personal Communications, Inc. and Bright Personal Communication Services, LLC, as Borrowers, Horizon PCS, Inc. and certain Subsidiaries of Horizon PCS, Inc., as Guarantors from time to time party hereto, the Lenders referred to therein, First Union National Bank, as Administrative Agent, Westdeutsche Landesbank Girozentrale as Syndication Agent and Arranger and Fortis Capital Corp., as Documentation Agent and First Union Securities, Inc. as Sole Lead Arranger and Sole Book Runner.

     "SENIOR NOTE UNITS" shall mean units consisting of 14% Senior Discount Notes due 2010 and 295,000 warrants to purchase 3,805,000 shares of Class A common stock of the Company.

     "SENIOR NOTES OFFERING" shall mean the offering of 295,000 Units to investors pursuant to the Offering Memorandum.

     "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock of the Company, par value $0.0001 per share.

     "SERIES A-1 PREFERRED STOCK" shall mean the Series A-1 Preferred Stock of the Company.

     "SPRINT AGREEMENTS" shall mean (1) the Management Agreement between SprintCom, Inc. and Horizon Personal Communications, Inc. and the Management Agreement between SprintCom, Inc. and Bright Personal Communications, LLC, dated as of June 8, 1998 and October 13, 1999, respectively, and any exhibits, schedules or addendum thereto, as such agreements may be amended, modified or supplemented from time to time (collectively, the "Management Agreement"); (2) the Sprint PCS Services Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc. and the Sprint PCS Services Agreement between Sprint Spectrum L.P. and Bright Personal Communications, LLC, dated as of June 8, 1998 and October 13, 1999, respectively, and any exhibits, schedules or addendum thereto, as such agreements may be amended, modified or supplemented from time to time; (3) the Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Horizon Personal Communications, Inc. and the Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Bright Personal Communications, LLC, dated as of June 8, 1998 and October 13, 1999, respectively, and any exhibits, schedules or addendum thereto, as such agreements may be amended, modified or supplemented from time to time (collectively, the "Trademark Agreement"); and (4) the Sprint Trademark and Service Mark License Agreement between Sprint Spectrum, L.P. and Horizon Personal communications, Inc. and the Sprint Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and Bright Personal Communications, LLC, dated of June 8, 1998 and October 13, 1999, respectively, and any exhibits, schedules or addendum thereto, as such agreements may be amended, modified or supplemented from time to time (collectively, the "Spectrum Trademark Agreement").

     "SPRINT PCS" shall mean Sprint Communications Company, L.P., Sprint Spectrum L.P. and Wireless Co, L.P.

     "SPRINT PCS AFFILIATE" means any Person whose sole or predominant business is operating a personal communications services business pursuant to arrangements with Sprint Spectrum, L.P. and/or Sprint Spectrum, L.P.'s Affiliates, or their successors, similar to the Sprint Agreements (as such term is defined in this Agreement).

     "SUBSIDIARY" shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

     "TAXES" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a tax authority in any jurisdiction relating to Taxes.

     "TRANSACTION DOCUMENTS" shall mean this Agreement, the Restated Certificate of Incorporation, the Investors' Rights and Voting Agreement, the Registration Rights Agreement, the Units issued hereunder and any other instruments or agreements executed in connection herewith or therewith.

          12.1 Remedies at Law or in Equity. If any representation or warranty made by or on behalf of the Company, on the one hand, or the Purchaser, on the other hand, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, or any covenant made by either party hereto shall be breached by such party, a Purchaser, on the one hand, or the Company on the other hand, may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Restated Certificate of Incorporation or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Restated Certificate of Incorporation, or to enforce any other legal or equitable right of a Purchaser, on the one hand, or the Company on the other hand, or to take any one or more of such actions.

          In the event a Purchaser brings such an action against the Company or the Company brings an action against the Purchaser arising under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Restated Certificate of Incorporation, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          12.2 Cumulative Remedies. None of the rights, powers or remedies conferred upon a Purchaser on the one hand, or the Company on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Restated Certificate of Incorporation or now or hereafter available at law, in equity, by statute or otherwise.

          12.3 No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and a Purchaser and no delay in exercising any such right, power or remedy conferred hereby or by the Restated Certificate of Incorporation or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

     13. Miscellaneous.

          13.1 Waivers and Amendments. Upon the approval of the Company and the written consent of the Requisite Holders (a) the obligations of the Company and the rights of a Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of a Purchaser and the Company.

          The foregoing notwithstanding, no such waiver or supplemental agreement shall (a) affect any of the rights of any holder of a Security created by the Restated Certificate of Incorporation or by the Delaware General Corporation Law without compliance with all applicable provisions of the Restated Certificate of Incorporation and the Delaware General Corporation Law, or (b) reduce the aforesaid fraction of Preferred Stock, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all the Preferred Stock.

          Upon the effectuation of each such waiver or supplemental agreement, the Company shall promptly give written notice thereof to the Purchasers who have not previously consented thereto in writing.

          Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.1.

          13.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

               (a) If to the Apollo Purchasers:

                   Apollo Investment Fund IV, L.P.
                   c/o Apollo Management IV, L.P.
                   1301 Avenue of the Americas
                   38th Floor
                   New York, NY 10019
                   Attention:   Robert Katz
                   Fax: (212) 515-3263

                   with copies to:

                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                   1333 New Hampshire Ave., N.W.
                   Washington, D.C.  20036
                   Attention:   Bruce S. Mendelsohn
                   Fax: (202) 887-4288

                   And to:

                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                   590 Madison Avenue
                   New York, New York  10022
                   Attention: Stephen Older
                   Fax: (212) 872-1002
               or (b) If to the other Persons or entities party to this Agreement, at the address specified on its respective signature page hereof or (c) If to the Company:

                   HORIZON PCS, INC.
                   68 East Main Street
                   Chillicothe, Ohio 45601
                   Attention:   William McKell
                   Fax: (740) 993-8289

                   with a copy to:

                   Arnall Golden & Gregory, LLP
                   2800 One Atlantic Center
                   1201 West Peachtree Street
                   Atlanta, Georgia  30309-3450
                   Attention: Donald I. Hackney, Jr.
                   Fax: (404) 873-8639


or at such other address as the Company or the Purchaser each may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          13.3 [Intentionally Omitted]

          13.4 Indemnification. The Company shall indemnify, save and hold harmless the Purchaser, its directors, officers, employees, partners, representatives and Agents from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred by the Purchaser in connection with or arising from (i) the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated thereby, and (ii) the Purchaser's role with the Company or such transactions, in each case, except to the extent of any willful misconduct or gross negligence of the indemnified party. This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement and any of the other Transaction Documents.

          13.5 Survival of Representations and Warranties. etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive for two years following the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Units and payment therefor; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

          If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect. None of the parties hereto shall have any liability in respect of a termination of this Agreement, except to the extent that failure to satisfy the conditions set forth in Sections 5.1, 5.2 and 5.3 results from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

          13.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          13.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of the Purchasers and the Company, whether so expressed or not. This Agreement shall not run to the benefit of or be enforceable by any other Person.

          13.8 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of shares of the Preferred Stock and/or the Conversion Shares.

          13.9 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          13.10 Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          13.11 Expenses. The Company agrees, whether or not the transactions contemplated hereby are consummated, to pay, and hold the Purchaser harmless from liability for the payment of, all expenses reasonably incurred by the Purchaser in connection with the preparation and negotiation of this Agreement, and the other Transaction Documents, the other supporting documents referred to in Section 5 of this Agreement, and the consummation of the transactions contemplated hereby and thereby, in an amount not to exceed $[_____], including, without limitation:

                    (i) the fees and expenses of its counsel and accountants, and the Purchaser's out of pocket expenses, arising in connection with the negotiation and execution (as well as any costs associated with due diligence) of this Agreement, the Restated Certificate of Incorporation and any other Transaction Document and the consummation of the transactions contemplated hereby in an amount not to exceed $[________] (the fees and expenses of such counsel may be paid by check delivered to such counsel at the Closing by the Purchaser, the amount of such check being deducted from the aggregate amount to be paid by the Purchaser at the Closing for the Units to be purchased by it hereunder);

                    (ii) the fees and expenses incurred with respect to any amendments to this Agreement, the Restated Certificate of Incorporation or any of the other Transaction Documents proposed by the Company (whether or not the same become effective);

                    (iii) the fees and expenses incurred in connection with any requested waiver of the right of any holder of Preferred Stock or the consent of any holder of Preferred Stock to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, the Restated Certificate of Incorporation or any of the other Transaction Documents;

                    (iv) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Preferred Stock;

                    (v) all costs of the Company's performance and compliance with this Agreement, the Restated Certificate of Incorporation and the other Transaction Documents; and

                    (vi) all costs in connection with the preparation of filings under the HSR Act, including the filing fee.

          13.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          13.13 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, including the Letter Agreement dated August 28, 2000, among the parties hereto with respect to the subject matter hereof.

          13.14 First Union Conversion.

               (a) At the Closing, the Company shall, at the election of First Union and pursuant to the terms of the February 15, 2000 Conversion Agreement, between First Union Investors, Inc. and Horizon Personal Communications, Inc., and upon the surrender of the First Union Note and PIK Notes to the Company, marked "Cancelled", and the execution of this Agreement by First Union, issue 1,026,049 Units (consisting of 1,026,049 shares of Series A Preferred Stock, of 1,584,505 shares of Series A-1 Preferred Stock) to First Union (the "FIRST UNION CONVERSION"), in full payment and satisfaction of the First Union Note and the PIK Notes. The Units issued to First Union upon a First Union Conversion shall be considered to be issued pursuant to the terms and conditions of this Agreement, and First Union shall be deemed a "Purchaser" for all purposes of this Agreement, and shall be entitled to the benefits, and bound by the terms, of this Agreement and the other Transaction Documents as a "Purchaser", "Shareholder", or "holder of Units" or "holder of Series A Preferred Stock and Series A-1 Preferred Stock", as the case may be.

               (b) From and after the occurrence of the First Union Conversion until the consummation of a Qualified IPO, the Company shall invite a representative of First Union (the "FIRST UNION REPRESENTATIVE") to (i) attend all meetings of its Board of Directors (including meetings of committees and subcommittees thereof) in a nonvoting observer capacity and (ii) except as otherwise provided herein, shall give the First Union Representative copies of all notices, minutes, consents and other material that it provides to its directors. All such notices, minutes, consents and other material shall be provided to the First Union Representative in as timely a manner as the same are provided to the Company's directors. The First Union Representative may participate in discussions of matters brought to Board of Directors. First Union agrees, and will cause the First Union Representative to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement, which agreements shall not be terminated by the consummation of a Qualified IPO; provided, however, that the Chairman of the Board of Directors of the Company may, in the exercise of his good faith business judgment, require (by written notice, setting forth the reasons therefor) the First Union Representative to recuse himself from meetings or discussions dealing with any financing
(including the Senior Facility), acquisition, disposition, merger or other material transaction (a "RECUSAL MATTER"); provided, further, however, that the Company shall, within five (5) business days after such meeting or discussions, deliver to the First Union Representative copies of resolutions adopted by the Board in such meetings or discussions with respect to a Recusal Matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                              HORIZON PCS, INC.


                              By: /s/ William A. McKell
                                  ---------------------------------------------
                                  Name:  William A. McKell
                                  Title: Chairman of the Board,
                                         President, and Chief Executive Officer

                             APOLLO INVESTMENT FUND IV, L.P.

                             By:  APOLLO ADVISORS IV, L.P.
                                  its general partner

                             By:  Apollo Capital Management IV, Inc.
                                  its general partner

                             By:  /s/ Robert Katz
                                  ---------------------------------------------
                                  Name: Robert Katz
                                  Title:  Vice President


                             APOLLO OVERSEAS PARTNERS IV, L.P.

                             By:  APOLLO ADVISORS IV, L.P.
                                  its managing general partner

                             By:  Apollo Capital Management IV, Inc.
                                  its general partner

                             By:  /s/ Robert Katz
                                  ---------------------------------------------
                                  Name:  Robert Katz
                                  Title: Vice President

                              ARES LEVERAGED INVESTMENT FUND, L.P.

                              By:  Ares Management, L.P.
                                   its general partner

                             By:  /s/ Eric Beckman
                                  ---------------------------------------------
                                   Name:  Eric Beckman
                                   Title: Vice President

                                   Address for Notices:

                                   Ares Leveraged Investment Fund, L.P.
                                   c/o Ares Management, L.P.
                                   1999 Avenue of the Stars, Suite 1900
                                   Los Angeles, California  90067
                                   Attention: Eric Beckman
                                   Fax: (310) 201-4170

                               ARES LEVERAGED INVESTMENT FUND II, L.P.


                               By:  Ares Management II, L.P.
                                    its general partner

                             By:  /s/ Eric Beckman
                                  ---------------------------------------------
                                   Name:  Eric Beckman
                                   Title: Vice President

                               Ares Leveraged Investment Fund II, L.P.
                               c/o Ares Management II, L.P.
                               1999 Avenue of the Stars, Suite 1900
                               Los Angeles, California  90067
                               Attention: Eric Beckman
                               Fax: (310) 201-4170

                               FIRST UNION INVESTORS, INC.


                             By:  /s/ Pearce Landry
                                  ---------------------------------------------
                                   Name:  Pearce Landry
                                   Title: Vice President


                               Address for Notices:

                               First Union Capital Partners, LLC
                               One First Union Center
                               301 South College Street
                               5th Floor
                               Charlotte, NC 28288-0732
                               Attention:  John Burlingame
                               Fax:  (704) 374-3300

                               with a copy to:

                               Moore & Van Allen PLLC
                               100 North Tyron Street, Floor 47
                               Charlotte, NC  28202
                               Attention:  John S. Chinuntdet
                               Fax:  (704) 378-1950